Exhibit 99.1

Contact:

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

MORGANS HOTEL GROUP REPORTS SECOND QUARTER 2016 RESULTS

NEW YORK, NY – August 8, 2016 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company” or “Morgans”) today reported financial results for the quarter ended June 30, 2016.

Second Quarter 2016 Operating Results

Adjusted EBITDA, defined below was $11.2 million in the second quarter of 2016, compared to $12.7 million for the same period in 2015, a decrease of 11.4%.

Revenue per available room (“RevPAR”) at System-Wide Comparable Hotels decreased by 1.5% in constant dollars (2.8% in actual dollars) in the second quarter of 2016 as compared to the same period in 2015, due to a decrease of 2.4% in constant dollars (3.8% in actual dollars) in average daily rate (“ADR”) offset by an increase in occupancy of 1.0%. System-Wide Comparable Hotels rooms revenues plus resort and facility fees, which are not included in RevPAR, decreased by 1.0% in constant dollars (2.3% in actual dollars) quarter over quarter.

RevPAR from System-Wide Comparable Hotels in New York decreased 4.6% in the second quarter of 2016 as compared to the same period in 2015, due to a 5.0% decrease in ADR slightly offset by a 0.4% increase in occupancy. RevPAR at Hudson decreased 4.9% during the second quarter of 2016 as compared to the same period in 2015, driven by a 5.4% ADR decrease primarily due to new supply in New York City. Including facility fees, room revenues at Hudson decreased 3.2% quarter over quarter.

Delano South Beach experienced a RevPAR decrease of 12.2% during the second quarter of 2016 as compared to the same period in 2015, due to a 13.8% decrease in ADR, which was primarily the result of new supply in South Beach. Including resort fees, rooms revenues at Delano decreased 10.3% quarter over quarter.

Clift’s RevPAR increased 5.8% in the second quarter of 2016 as compared to the second quarter of 2015 due to a 3.0% increase in occupancy and a 2.7% increase in ADR.

RevPAR from System-Wide Comparable Hotels in London, which is comprised of Sanderson and Mondrian London, increased 2.7% in constant dollars during the second quarter of 2016 as compared to the same period in 2015, due to a 1.7% increase in ADR and 1.0% increase in occupancy. St Martins Lane continues to be non-comparable, as the hotel was under major renovation in the first half of 2015.

Management fees decreased by $0.5 million in the second quarter of 2016 as compared to the same period in 2015 due primarily to the termination of the Mondrian SoHo management agreement effective April 27, 2015 and the decline in revenues at Shore Club due to the effect of the shift in timing of the anticipated termination of our management agreement, which was initially scheduled to occur in the second quarter of 2016 and has been postponed until the fourth quarter of 2016.

Interest expense decreased by $1.7 million, or 14.2%, during the second quarter of 2016 as compared to the same period in 2015, primarily due to the February 2016 prepayment of a portion of outstanding mortgage debt secured by Hudson and Delano South Beach.

Balance Sheet

The Company’s consolidated debt as of June 30, 2016, net of deferred financing costs of $3.0 million, was $575.5 million, which includes $102.3 million of capital lease obligations primarily related to Clift. As of June 30, 2016, the Company had $75.0 million of outstanding Series A preferred securities and $62.5 million of undeclared dividends.

As of June 30, 2016, the Company had approximately $11.2 million in cash and cash equivalents and $13.1 million in restricted cash. In early July 2016, the Company posted an approximately $3.0 million bond to stay enforcement of a judgment pending appeal in connection with a litigation.

As of June 30, 2016, the Company had approximately $460.0 million of remaining Federal tax net operating loss carryforwards to offset future income.

On June 8, 2016, the Mondrian South Beach joint venture entered into a purchase and sale agreement to sell its interest in Mondrian South Beach. Pursuant to the terms and conditions of the purchase and sale agreement, the buyer paid the joint venture a cash purchase price sufficient for the joint venture to extinguish its outstanding mortgage and mezzanine loans, plus accrued interest, in full at a negotiated discount, and the buyer assumed certain liabilities of Mondrian South Beach. As a result of the debt extinguishment, the Company’s operating subsidiary, Morgans Group LLC, was released from the condominium purchase guarantee of up to $14.0 million and the construction completion guarantee.

As part of this transaction, on June 8, 2016, the Company and the Mondrian South Beach joint venture mutually terminated their existing management agreement for Mondrian South Beach and the Company entered into a license agreement with the buyer to allow the hotel to remain under the Mondrian brand. The license agreement grants the buyer a limited, non-exclusive right to use the Mondrian brand and other specified intellectual property of the Company, subject to certain termination rights, in exchange for a license fee that varies with Mondrian South Beach’s monthly gross revenue for the term of the license agreement but is subject to a minimum annual fee payable to the Company.

Announced Sale of the Company

On May 9, 2016, the Company entered into a definitive agreement under which the Company will be acquired by SBEEG Holdings, LLC (“SBE”), a leading global lifestyle hospitality company. Under the terms of the agreement, SBE will acquire all of the outstanding shares of the Company’s common stock for $2.25 per share in cash. As part of the transaction, affiliates of The Yucaipa Companies (“Yucaipa”) will exchange $75.0 million in Series A preferred securities, accrued preferred dividends, and warrants for $75.0 million in preferred shares and an interest in the common equity in the acquirer and, following the closing, the leasehold interests in three restaurants in Las Vegas currently held by Morgans. The transaction, which was approved by the Company’s Board of Directors, is expected to close in the third or fourth quarter, and is subject to regulatory approvals, the assumption or refinancing of the Company’s mortgage loan agreements, and customary closing conditions, including approval of the transaction by the Company’s shareholders. Morgans shareholders representing approximately 29% of the Company’s outstanding shares of common stock have signed voting agreements in support of this transaction, including OTK Associates, Pine River Capital Management and Vector Group Ltd. Affiliates of Yucaipa have also signed a voting agreement in respect of their Series A preferred securities and warrants.

Additional Definitions

“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization, as further defined below.

“EBITDA” means earnings before interest, income taxes, depreciation and amortization.

“Owned Hotels” means Hudson in New York, Delano South Beach in Miami Beach and Clift in San Francisco, which the Company leases under a long-term lease.

“System-Wide Comparable Hotels” means all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year period, development projects and hotels no longer managed by the Company. System-Wide Comparable Hotels for the periods ended June 30, 2016 and 2015 exclude Mondrian South Beach, which effective June 8, 2016, the Company no longer manages, St Martins Lane in London, which was under major renovation in the first half of 2015, Mondrian SoHo, which the Company no longer managed effective April 27, 2015, and Delano Las Vegas and 10 Karaköy, both of which are licensed/franchised hotels. Additionally, due to the effects of the planned closure of the Shore Club, which was initially scheduled to occur in the second quarter of 2016 and was postponed until the fourth quarter of 2016, Shore Club is considered non-comparable for the periods presented.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. The Morgans Hotel Group portfolio includes Delano in South Beach and Las Vegas; Mondrian in Los Angeles, London and South Beach; Hudson, Morgans and Royalton in New York; Clift in San Francisco; Shore Club in South Beach; Sanderson and St Martins Lane in London; and 10 Karaköy in Istanbul, Turkey. Morgans Hotel Group has ownership interests in some of these hotels. Morgans Hotel Group has other hotels in various stages of development to be operated under management agreements, including three hotels under construction: Mondrian in Doha and Dubai, and Delano in Dubai. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, risks related to the proposed acquisition of the Company by SBE.

Important risks and factors that could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s level of debt under its outstanding debt agreements, the Company’s obligations under its preferred equity instruments, its ability to restructure or refinance the current outstanding debt and preferred equity instruments, the Company’s ability to generate sufficient cash to repay or redeem outstanding debt and preferred equity instruments or make payments on guarantees as they may become due; the impact of any dividend payments or accruals on the Company’s preferred equity instruments on its cash flow and the value of its common stock; the impact of any strategic plans established by the Company’s Board of Directors; the impact of restructuring charges on the Company’s liquidity; general volatility of the Company’s stock price, the capital markets and the Company’s ability to access the capital markets and the ability of its joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict certain of its operations; the Company’s history of losses; the Company’s liquidity position; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, outbreaks of contagious diseases, terrorist attacks, the threat of terrorist attacks and similar disasters, including a downturn in travel, hotels, dining and entertainment resulting therefrom; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to sustain the quality of the properties of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements and the timing of receipt of anticipated termination fees; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality and travel industry that are beyond the Company’s control; the Company’s ability to maintain state of the art information technology systems and protect such systems from cyber-attacks; the Company’s ability to comply with complex U.S. and international regulations, including regulations related to the environment, labor, food and beverage operations and data privacy; ownership of a substantial block of the Company’s common stock by a small number of investors and the ability of such investors to influence key decisions; the risk that the proposed acquisition by SBE, or an alternative thereto, may not be completed in a timely manner or at all, including by reason of the unavailability of financing, which may adversely affect the Company’s business and the price of the common stock of the Company; the failure to satisfy any of the conditions to the consummation of the proposed merger with SBE, including the adoption of the acquisition agreement by the stockholders of the Company, the assumption or refinancing of the Company’s mortgage loan agreements and the receipt of governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the SBE acquisition agreement; the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against us related to the acquisition agreement or the transaction and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Report on Form 10-Q for the period ended March 31, 2016, and other documents which we file with the Securities Exchange Commission (the “SEC”) from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by a new holding company to be established SBEEG Holdings, LLC. In connection with the proposed transaction, the Company has filed a definitive proxy statement and the Company may file or furnish other relevant materials relating to the proposed acquisition with or to the Securities and Exchange Commission. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT MATERIALS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed with or furnished to the SEC by the Company at the SEC’s website at www.sec.gov. The Company will make available a copy of its public reports, without charge, upon written request to the General Counsel, Morgans Hotel Group Co., 475 Tenth Avenue, 11th Floor, New York, NY 10018

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is contained in the Company’s Form 10-K for the year ended December 31, 2015, its proxy statement filed on April 15, 2016, and its preliminary proxy statement filed on July 18, 2016, as amended, which are filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Income Statements

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rooms	$29,929	$30,991	$55,173	$56,787
Food and beverage	17,544	19,674	37,976	41,245
Other hotel	2,415	2,037	4,613	3,968

Total hotel revenues	49,888	52,702	97,762	102,000
Management fee-related parties and other income	2,973	3,508	6,122	7,516

Total revenues	52,861	56,210	103,884	109,516
Operating Costs and Expenses:
Rooms	9,849	9,414	19,307	18,298
Food and beverage	12,583	13,883	26,427	28,560
Other departmental	1,119	1,068	2,263	2,064
Hotel selling, general and administrative	9,379	10,418	19,530	20,570
Property taxes, insurance and other	4,108	4,411	8,651	8,294

Total hotel operating expenses	37,038	39,194	76,178	77,786
Corporate expenses:
Stock based compensation	194	578	309	922
Other	4,591	4,341	8,739	10,025
Depreciation and amortization	5,578	5,563	11,229	11,200
Restructuring and development costs	2,595	1,050	3,294	3,147
Loss on receivables from unconsolidated joint venture	—	550	—	550

Total operating costs and expenses	49,996	51,276	99,749	103,630
Operating income	2,865	4,934	4,135	5,886
Interest expense, net	10,260	11,955	21,422	23,782
Impairment loss and equity in income of unconsolidated joint ventures	(2)	(2)	(4)	3,888
Impairment loss on intangible asset	—	—	366	—
Gain on asset sales	(2,005)	(2,086)	(4,010)	(5,794)
Other non-operating expenses	301	1,552	844	3,207

Loss before income tax expense	(5,689)	(6,485)	(14,483)	(19,197)
Income tax expense	133	169	261	295

Net loss	(5,822)	(6,654)	(14,744)	(19,492)
Net loss attributable to noncontrolling interest	12	13	30	27

Net loss attributable to Morgans Hotel Group	$(5,810)	$(6,641)	$(14,714)	$(19,465)
Preferred stock dividends and accretion	(4,659)	(4,075)	(9,126)	(7,985)
Net loss attributable to common stockholders	$(10,469)	$(10,716)	$(23,840)	$(27,450)
Loss per share:
Basic and diluted attributable to common stockholders	$(0.30)	$(0.31)	$(0.69)	$(0.80)
Weighted average common shares outstanding – basic and diluted	34,813	34,492	34,776	34,440

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months Ended June 30,		%	Three Months Ended June 30,		%	Six Months Ended June 30,		%	Six Months Ended June 30,		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change	2016	2015	Change
BY REGION
New York Comparable Hotels (1)
Occupancy	93.3%	92.9%	0.4%				84.9%	84.6%	0.4%
ADR	$235.98	$248.31	-5.0%				$203.59	$214.99	-5.3%
RevPAR	$220.17	$230.68	-4.6%				$172.85	$181.88	-5.0%
West Coast Comparable Hotels (2)
Occupancy	92.9%	91.2%	1.9%				92.9%	89.6%	3.7%
ADR	$286.30	$278.40	2.8%				$287.94	$280.84	2.5%
RevPAR	$265.97	$253.90	4.8%				$267.50	$251.63	6.3%
Miami Comparable Hotels (3)
Occupancy	71.1%	69.8%	1.9%				75.9%	72.9%	4.1%
ADR	$389.48	$452.07	-13.8%				$472.03	$549.74	-14.1%
RevPAR	$276.92	$315.54	-12.2%				$358.27	$400.76	-10.6%
United States Comparable Hotels
Occupancy	91.0%	90.1%	1.0%				86.5%	85.0%	1.8%
ADR	$263.71	$273.33	-3.5%				$254.87	$264.83	-3.8%
RevPAR	$239.98	$246.27	-2.6%				$220.46	$225.11	-2.1%
International Comparable Hotels (4)
Occupancy	83.2%	82.4%	1.0%	83.2%	82.4%	1.0%	77.9%	73.7%	5.7%	77.9%	73.7%	5.7%
ADR	$303.08	$317.93	-4.7%	$302.91	$297.84	1.7%	$292.05	$310.32	-5.9%	$292.05	$292.14	0.0%
RevPAR	$252.16	$261.97	-3.7%	$252.02	$245.42	2.7%	$227.51	$228.71	-0.5%	$227.51	$215.31	5.7%
System-wide Comparable Hotels (5)
Occupancy	89.4%	88.5%	1.0%	89.4%	88.5%	1.0%	84.7%	82.7%	2.4%	84.7%	82.7%	2.4%
ADR	$271.25	$281.87	-3.8%	$271.22	$278.02	-2.4%	$261.90	$273.17	-4.1%	$261.90	$269.84	-2.9%
RevPAR	$242.50	$249.45	-2.8%	$242.47	$246.05	-1.5%	$221.83	$225.91	-1.8%	$221.83	$223.16	-0.6%

(1)	New York Comparable Hotels for the periods ended June 30, 2016 and 2015 consist of Hudson, Morgans and Royalton in New York.
(2)	West Coast Comparable Hotels for the periods ended June 30, 2016 and 2015 consist of Mondrian Los Angeles and Clift in San Francisco.
(3)	Miami Comparable Hotels for the periods ended June 30, 2016 and 2015 consists of Delano South Beach in Miami Beach, Florida. Due to the effects of the planned closure of the Shore Club, which was initially scheduled to occur in the second quarter of 2016 and was postponed until the fourth quarter of 2016, Shore Club is considered non-comparable for the periods presented. The Company continues to manage Shore Club and termination of its management agreement is anticipated to occur in the fourth quarter of 2016. Additionally, Mondrian South Beach, which the Company no longer managed effective June 8, 2016, is non-comparable for the periods presented.
(4)	International Comparable Hotels for the periods ended June 30, 2016 and 2015 consists of Sanderson and Mondrian London. St Martins Lane in London is non-comparable, as the hotel was under major renovation in the first half of 2015.
(5)	System-Wide Comparable Hotels include all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the periods ended June 30, 2016 and 2015 exclude Mondrian South Beach, which effective June 8, 2016, the Company no longer managed, St Martins Lane in London, which was under renovations in the first half of 2015, and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed. Additionally, due to the effects of the planned closure of the Shore Club, which was initially scheduled to occur in the second quarter of 2016 and was postponed until the fourth quarter of 2016, Shore Club is considered non-comparable for the periods presented. The Company continues to manage Shore Club and termination of its management agreement is anticipated to occur in the fourth quarter of 2016.

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months Ended June 30,		%	Three Months Ended June 30,		%	Six Months Ended June 30,		%	Six Months Ended June 30,		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change	2016	2015	Change
BY OWNERSHIP
Owned Comparable Hotels (1)
Occupancy	91.9%	90.8%	1.2%				86.8%	85.3%	1.8%
ADR	$247.74	$259.88	-4.7%				$241.86	$254.85	-5.1%
RevPAR	$227.67	$235.97	-3.5%				$209.93	$217.39	-3.4%
Joint Venture Comparable Hotels (2)
Occupancy
ADR
RevPAR
Managed Comparable Hotels (3)
Occupancy	85.8%	85.4%	0.5%	85.8%	85.4%	0.5%	81.9%	79.0%	3.7%	81.9%	79.0%	3.7%
ADR	$306.56	$314.65	-2.6%	$306.48	$305.06	0.5%	$291.68	$300.89	-3.1%	$291.68	$292.52	-0.3%
RevPAR	$263.03	$268.71	-2.1%	$262.96	$260.52	0.9%	$238.89	$237.70	0.5%	$238.89	$231.09	3.4%
System-wide Comparable Hotels
Occupancy	89.4%	88.5%	1.0%	89.4%	88.5%	1.0%	84.7%	82.7%	2.4%	84.7%	82.7%	2.4%
ADR	$271.25	$281.87	-3.8%	$271.22	$278.02	-2.4%	$261.90	$273.17	-4.1%	$261.90	$269.84	-2.9%
RevPAR	$242.50	$249.45	-2.8%	$242.47	$246.05	-1.5%	$221.83	$225.91	-1.8%	$221.83	$223.16	-0.6%
Owned Hotels
Hudson
Occupancy	95.0%	94.5%	0.5%				86.1%	85.8%	0.3%
ADR	$217.14	$229.47	-5.4%				$184.38	$196.22	-6.0%
RevPAR	$206.28	$216.85	-4.9%				$158.75	$168.36	-5.7%
Delano South Beach
Occupancy	71.1%	69.8%	1.9%				75.9%	72.9%	4.1%
ADR	$389.48	$452.07	-13.8%				$472.03	$549.74	-14.1%
RevPAR	$276.92	$315.54	-12.2%				$358.27	$400.76	-10.6%
Clift
Occupancy	95.6%	92.8%	3.0%				94.2%	90.5%	4.1%
ADR	$264.55	$257.54	2.7%				$269.10	$262.10	2.7%
RevPAR	$252.91	$239.00	5.8%				$253.49	$237.20	6.9%

(1)	Owned Comparable Hotels for the periods ended June 30, 2016 and 2015 consist of Hudson, Delano South Beach, and Clift in San Francisco.
(2)	The Company has no Joint Venture Comparable Hotels for the periods ended June 30, 2016 and 2015. Mondrian South Beach is non-comparable, as effective June 8, 2016, the Company sold its equity ownership interest in the Mondrian South Beach joint venture to a third party and ceased managing the hotel. Mondrian SoHo is non-comparable for the periods presented as effective March 6, 2015, the Company no longer held any equity interests in the Mondrian SoHo joint venture.
(3)	Managed Comparable Hotels for the periods ended June 30, 2016 and 2015 consist of Morgans, Royalton, Mondrian Los Angeles, Sanderson, and Mondrian London. Managed hotels that are non-comparable for the periods presented are St Martins Lane in London, which was under renovations in the first half of 2015 and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed, and Shore Club, due to the effects of the planned closure of the Shore Club, which was initially scheduled to occur in the second quarter of 2016 and was postponed until the fourth quarter of 2016. The Company continues to manage Shore Club and termination of its management agreement is anticipated to occur in the fourth quarter of 2016.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The Company believes that EBITDA is a useful financial metric to assess its operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between the Company and its competitors. Given the significant investments that the Company and its joint ventures have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of its cost structure. The Company believes that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

The Company’s management has historically used Adjusted EBITDA when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because it believes the Company’s core business model is that of an owner and operator of hotels, and the inclusion or exclusion of certain items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expense (income) that does not relate to the on-going performance of the Company’s assets. The Company excludes the following items from EBITDA to arrive at Adjusted EBITDA:

•	Other non-operating expenses, such as costs, associated with discontinued operations and previously owned hotels, both consolidated and unconsolidated, transaction costs related to business acquisitions, miscellaneous litigation and settlement costs and proceeds, and other expenses that relate to the financing and investing activities of the Company;

•	Restructuring and development costs. Restructuring costs include expenses incurred related to the Company’s corporate restructuring initiatives, such as professional fees, litigation and settlement costs, executive terminations and severance costs related to such restructuring initiatives, and proxy contests. Development costs include transaction costs related to the acquisition or termination of projects, internal development payroll and other costs and pre-opening expenses incurred related to new concepts at existing hotel and the development of new hotels, and the write-off of abandoned development projects previously capitalized;

•	Impairment losses. The Company may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or its investments in joint ventures, including impairment related to uncollectible receivables from development projects and unconsolidated joint ventures. Additionally, the Company may incur non-cash impairment charges related to its intangible assets;

•	EBITDA related to hotels and food and beverage entities reported as discontinued operations to more accurately reflect the operating performance of assets in which the Company expects to have an ongoing direct or indirect ownership interest;

•	Stock based compensation expense, which is non-cash; and

•	Gains or losses recognized on asset sales and disposed assets.

The Company believes Adjusted EBITDA provides management and its investors with a more accurate financial metric by which to evaluate its performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of its core on-going operations and is used extensively during its annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity, and evaluating executive incentive compensation. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.

The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.

The use of EBITDA and Adjusted EBITDA has certain limitations. The Company’s presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items in its reconciliations to its financial measures in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and/or in its consolidated financial statements, all of which should be considered when evaluating its performance. The term EBITDA is not defined under U.S. GAAP and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing the Company’s operating performance, you should not consider this data in isolation, or as a substitute for the Company’s net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP.

A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

EBITDA Reconciliation

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to Morgans Hotel Group Co.	$(5,810)	$(6,641)	$(14,714)	$(19,465)
Interest expense, net	10,260	11,955	21,422	23,782
Income tax expense	133	169	261	295
Depreciation and amortization expense	5,578	5,563	11,229	11,200
Proportionate share of interest expense from unconsolidated joint ventures	234	381	623	1,110
Proportionate share of depreciation expense from unconsolidated joint ventures	72	117	178	488
Net loss attributable to noncontrolling interest	(12)	(13)	(30)	(41)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(458)	(1,050)	(782)	(1,912)

EBITDA	9,997	10,481	18,187	15,457
Other non operating expense	301	1,552	844	3,207
Other non operating expense from unconsolidated joint ventures	108	472	285	879
Restructuring and development costs	2,595	1,050	3,294	3,147
Impairment loss on receivables and other assets from unconsolidated joint ventures and managed hotels	—	550	—	4,442
Impairment loss on intangible asset	—	—	366	—
Stock based compensation expense	194	578	309	922
Gain on asset sales	(2,005)	(2,086)	(4,010)	(5,794)

Adjusted EBITDA	$11,190	$12,597	$19,275	$22,260

Adjusted EBITDA, excluding ownership in Mondrian South Beach, The Light Group and Mondrian SoHo	$11,231	$12,675	$18,966	$21,606

Hotel and F&B EBITDA Analysis (1)

(In thousands, except percentages)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Hudson	$6,386	$6,706	-5%	$4,124	$5,598	-26%
Delano South Beach	3,280	3,872	-15%	10,412	12,045	-14%
Clift	2,533	2,270	12%	5,479	4,755	15%

Owned Comparable Hotels (2)	12,199	12,848	-5%	20,015	22,398	-11%
Mondrian South Beach (3)	(41)	(78)	47%	309	457	-32%
Mondrian SoHo (4)	—	—	0%	—	112	-100%
Las Vegas restaurant leases (5)	653	662	-1%	1,570	1,817	-14%

Other Hotel and F&B EBITDA	612	584	5%	1,879	2,386	-21%
Total Hotel and F&B EBITDA	$12,811	$13,432	-5%	$21,894	$24,784	-12%

Total Hotel and F&B EBITDA, excluding Mondrian
South Beach and Mondrian SoHo	$12,852	$13,510	-5%	$21,585	$24,215	-11%

(1)	For joint venture hotels, represents the Company’s share of the respective hotels’ EBITDA, after management fees.
(2)	Reflects the Company’s comparable owned hotels.
(3)	Effective June 8, 2016 the Company sold its equity ownership interest in the Mondrian South Beach joint venture to a third party and ceased managing the hotel. For the periods presented, EBITDA reflects the Company’s share of Mondrian South Beach’s EBITDA, after management fees, through June 7, 2016.
(4)	Effective March 6, 2015, the Company no longer holds any equity ownership in Mondrian SoHo, and effective April 27, 2015, the Company no longer managed this hotel. For 2015, EBITDA reflects the Company’s share of Mondrian SoHo’s EBITDA, after management fees, for the period from January 1, 2015 through March 5, 2015.
(5)	Reflects EBITDA from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.

Owned Hotel Room Revenue Analysis

(In thousands, except percentages)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Hudson	$16,481	$17,331	-5%	$25,357	$26,745	-5%
Delano South Beach	4,887	5,574	-12%	12,652	14,074	-10%
Clift	8,561	8,086	6%	17,164	15,968	7%

Total Owned Hotels	$29,929	$30,991	-3%	$55,173	$56,787	-3%

Owned F&B Revenue Analysis

(In thousands, except percentages)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Hudson (1)	$3,871	$4,378	-12%	$6,620	$7,339	-10%
Delano South Beach	4,064	4,761	-15%	10,432	11,899	-12%
Clift	2,374	2,299	3%	5,574	5,258	6%
Las Vegas restaurant leases (2)	5,978	5,955	0%	12,298	12,488	-2%
Sanderson food and beverage (3)	1,257	2,281	-45%	3,052	4,261	-28%

Total Owned F&B	$17,544	$19,674	-11%	$37,976	$41,245	-8%

Owned Revenue Analysis

(In thousands, except percentages)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Hudson	$21,695	$22,857	-5%	$34,338	$36,295	-5%
Delano South Beach	9,646	10,841	-11%	24,590	27,025	-9%
Clift	11,312	10,768	5%	23,484	21,931	7%
Las Vegas restaurant leases (2)	5,978	5,955	0%	12,298	12,488	-2%
Sanderson food and beverage (3)	1,257	2,281	-45%	3,052	4,261	-28%

Total Owned Hotels and F&B	$49,888	$52,702	-5%	$97,762	$102,000	-4%

(1)	The primary bar at Hudson was closed from April 2015 through October 2015.
(2)	Reflects revenues from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.
(3)	Effective June 1, 2016, the Company transferred all of its ownership interest in the food and beverage venues at Sanderson to the hotel owner. The Company continues to manage the transferred food and beverage venues. For the periods presented, amounts reflect food and beverage revenue from Sanderson in London.

Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
ASSETS
Property and equipment, net	$257,932	$265,678
Goodwill	53,691	54,057
Investments in and advances to unconsolidated joint ventures	100	100
Cash and cash equivalents	11,187	45,925
Restricted cash	13,079	12,892
Accounts receivable, net	7,348	8,325
Prepaid expenses and other assets	8,303	8,897
Deferred tax asset, net	129,427	128,645
Other assets, net	31,194	33,516

Total assets	$512,261	$558,035

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Debt and capital lease obligations, net of deferred financing costs of $3.0 and $3.7 million, respectively	$575,501	$602,630
Accounts payable and accrued liabilities	34,516	33,599
Deferred gain on asset sales	113,368	117,378
Other liabilities	13,866	13,866

Total liabilities	737,251	767,473
Commitments and contingencies
Preferred stock, $0.01 par value; liquidation preference $1,000 per share, 40,000,000 shares authorized; 75,000 shares issued at June 30, 2016 and December 31, 2015, respectively	73,457	71,025
Common stock, $0.01 par value; 200,000,000 shares authorized; 36,277,495 shares issued at June 30, 2016 and December 31, 2015, respectively	363	363
Additional paid-in capital	234,624	236,730
Treasury stock, at cost, 1,402,572 and 1,541,381 shares of common stock at June 30, 2016 and December 31, 2015, respectively	(14,873)	(17,257)
Accumulated other comprehensive loss	(2,220)	(1,131)
Accumulated deficit	(516,908)	(499,765)

Total Morgans Hotel Group Co. stockholders’ deficit	(225,557)	(210,035)
Noncontrolling interest	567	597

Total deficit	(224,990)	(209,438)

Total liabilities and stockholders’ deficit	$512,261	$558,035